EXHIBIT 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Crimson Forest Entertainment Group, Inc., that, to his knowledge, the Annual Report of Crimson Forest Entertainment Group, Inc. on Form 10-Q for the three-month period ended November 30, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

April 12, 2017	By:	/s/ Jonathan Lim
Jonathan Lim
Chief Executive Officer and Treasurer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Crimson Forest Entertainment Group, Inc. and will be retained by Crimson Forest Entertainment Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.